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Green Dot Responds to Letter from Harvest Capital

PASADENA, Calif. – March 3, 2016 – Green Dot (NYSE: GDOT) today issued the following statement in response to a letter its Board of Directors received from Harvest Capital, a subsidiary of JMP Group LLC (NASDAQ: JMP), on March 3, 2016:

Green Dot deeply respects and values input from all of our shareholders and, as previously stated, we certainly respect and value the opinions and views offered by Harvest Capital Strategies. We have reached out to Harvest representatives many times in connection with this matter and we continue to seek to satisfy their concerns in a way that benefits all shareholders.

Consistent with our long-standing openness and transparency as an organization, we welcome the spotlight cast upon our business, including our past accomplishments and future prospects, resulting from Harvest’s public communications. We also appreciate the responses we’ve received from numerous investors to our recent earnings call and to our stated plans for the future.

Green Dot remains focused on the continued execution of our six-step plan to achieve $1.75 in Non-GAAP EPS in 2017, which includes new product roll-outs and significant cost savings initiatives. We are thrilled to have the opportunity to perform under the public spotlight and show the world the strength of our business model, the skill of our leadership team and the resolve of our Board that, together, we believe will power long-term value creation for our shareholders.

About Green Dot

Green Dot Corporation, along with its wholly owned subsidiary bank, Green Dot Bank, is a pro-consumer financial technology innovator with a mission to provide a full range of affordable and accessible financial services to the masses. Green Dot invented the prepaid debit card industry and is the largest provider of reloadable prepaid debit cards and cash reload processing services in the United States. Green Dot is also a leader in mobile technology and mobile banking with its award-winning GoBank mobile checking account. Through its wholly owned subsidiary, TPG, Green Dot is additionally the largest processor of tax refund disbursements in the U.S. Green Dot's products and services are available to consumers through a large-scale "branchless bank" distribution network of approximately 100,000 U.S. locations, including retailers, neighborhood financial service center locations, and tax preparation offices, as well as online, in the leading app stores and through leading online tax preparation providers. Green Dot Corporation is headquartered in Pasadena, Calif., with additional facilities throughout the United States and in Shanghai, China.

Forward-Looking Statements

This press release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those contained in the forward-looking statements contained in this press release. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the timing and impact of revenue growth activities, the Company's dependence on revenues derived from Walmart and three other retail distributors, impact of competition, the Company's reliance on retail distributors for the promotion of its products and services, demand for the Company's new and existing products and services, continued and improving returns from the Company's investments in new growth initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, the Company's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company's operating methods or economics, the Company's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and the Company's involvement litigation or investigations. These and other risks are discussed in greater detail in the Company's Securities and

Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on the Company's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this press release is as of March 3, 2016, and the Company assumes no obligation to update this information as a result of future events or developments.

Important Additional Information

The Company intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2016 Annual Meeting of Stockholders (the “Proxy Statement”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of the 2016 Annual Meeting of Stockholders. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s proxy statement for the 2015 Annual Meeting of the Stockholders, filed with the SEC on April 30, 2015. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the 2015 proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of the Company’s Board of Directors for election at the 2016 Annual Meeting of Stockholders will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC’s website, www.sec.gov. Green Dot stockholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to Green Dot Corporation, 3465 East Foothill Blvd., Pasadena, California 91107, Attn: Investor Relations, or from the Company’s website, www.greendot.com.

Green Dot Corporation
Investor Relations, 626-765-2427
ir@greendot.com
or
Media Relations
Brian Ruby, 203-682-8268
brian.ruby@icrinc.com
or
John Christiansen/Meghan Gavigan, 415-618-8750
jchristiansen@sardverb.com / mgavigan@sardverb.com